                                                                    EXHIBIT 23.2

                                  [LETTERHEAD]


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 23, 1996 with respect to the financial statements of Direct Broadcasting Satellite Corporation and to all references to our Firm included in or made a part of this Registration Statement on Form S-4.

/s/ Regardie, Brooks & Lewis, Chartered
by Nathan J. Rosen, CPA, V. President


Bethesda, Maryland
October 28, 1996